                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                           Cole Computer Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

--------------------------------------------------------------------------------

                     [COLE COMPUTER CORPORATION LETTERHEAD]

November 25, 2002

Shareholders
Cole Computer Corporation

RE: Shareholder Annual Meeting December 14, 2002

Dear Shareholder:

     As you may have been aware, the 2002 shareholder meeting had to be rescheduled on December 14, 2002. This was because two major shareholders chose not to participate, which resulted in a lack of a quorum. In order to save additional expense for the company, we have altered only those items that needed changed in the shareholder's package you have already received. The changes are herein included for your review.

     Page 1 of your previously submitted shareholder package, Notice of Annual Meeting of Shareholders, has been changed to reflect the December 14, 2002, meeting date and the election of only one director.

     Page 2 of your previously submitted shareholder package, proposal number one, has been changed to reflect the reelection of John L. Ruth for a two year appointment to the Board. The balance of the proposal for Cynthia Cole and Dr. Yin-Chang Liu has been deleted, since Ms. Cole and Dr. Liu resigned from the Board.

     Page 3 of your previously submitted shareholder package has only been modified concerning the signature of corporate secretary for the 2003 meeting.

     Many of you may have read through our press releases or SEC filings about the resignation of our former Chief Executive Officer, Homer O. Cole III, and the recent employment of Mr. Dyon Tang, our new Chief Executive Officer, which became effective September 2002. Since coming on board with Cole, Dyon Tang is making every effort to get costs under control and improve Cole's retail positioning.

     Mr. Tang has been concentrating on sales and retail store operations making every effort to finish out the year at or near a profitable level. As a result, Cole should be in a much better equity position with improved value for you, our shareholders, before the end of the fourth quarter 2002.

     Included as the last part of this booklet is a copy of Cole's most recent news release for those of you who have not seen it, and it is hoped before year end that there will be one, possibly two, additional releases that prove to be extremely positive.

     For those of you who have received your shareholder package, nothing has been changed but what has been mentioned in this letter. The financials as reported for 2000 are of record. For any of you who misplaced your shareholder package, or who wish to review the previously submitted proxy material and/or financials, you can find these on the Securities and Exchange Commission's online EDGAR database at http://www.sec.gov.edgar or by contacting John L. Ruth, President of Cole Computer Corporation at (405) 721-7600 or by e-mail at john.ruth@colecomputer.net, or by contacting myself.

Shareholders                                           COLE COMPUTER CORPORATION
November 25, 2002
Page 2

     In closing, we look forward to seeing those of you who can attend the shareholders meeting, and for those who are not able to attend, please provide your signed proxy to Cole at your earliest.

                                          Sincerely,

                                          /s/ JAMES M. ERIKSON
                                          James M. Erikson, Esq.
                                          Executive Vice President, Law
                                          And Corporate Affairs,
                                          Corporate Secretary

                           COLE COMPUTER CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               December 14, 2002

                                                       5577 Northwest Expressway
                                                         Oklahoma City, OK 73132
                                                               November 25, 2002

To The Shareholders:

     The Annual Meeting of Stockholders of Cole Computer Corporation is to be held at LaQuinta Inn and Suites, 4829 Northwest Expressway, Oklahoma City, OK 73132, 405-773-5575, on Saturday, December 14, 2002, at 11:00 a.m. central time, to consider and act upon the following:

  1. Election of one (1) director for two years or until a successor is elected and qualified;

  2. Ratification of the appointment of independent accountants; and

  3. Such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record as of the close of business on October 31, 2002, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

     SHAREHOLDERS ARE REMINDED THAT SHARES CANNOT BE VOTED UNLESS THE SIGNED PROXY CARD IS RETURNED OR THE SHARES ARE VOTED IN PERSON OR OTHER ARRANGEMENTS ARE MADE TO HAVE THE SHARES REPRESENTED AT THE MEETING.

                                          By Order of the Board of Directors

                                          /s/ JAMES M. ERIKSON
                                          James M. Erikson, Esq.
                                          Corporate Secretary

                             ELECTION OF DIRECTORS

     The Board of Directors consists of seven (7) Directors: three will hold office for three years; two will hold office for two years; and two will hold office for one year. All will remain in office until successors are duly elected and qualified. At each Annual Meeting of Shareholders of the Company, the Directors whose terms expire at that meeting shall be elected to hold office for a term expiring as indicated above.

     If any nominee should become unable to serve, the persons named as proxies on the proxy card will vote for the person or persons the Board recommends, if any. The Board knows of no reason why any nominee will be unavailable or unable to serve.

     Set forth below is their information about each Director nominee, including their business positions held during at least the past five years, their ages and other Directorships held and periods of service as a Director of the Cole Computer Corporation.

                                   PROPOSAL 1

 THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEE NAMED
                                     BELOW.

TWO YEAR APPOINTMENT TO THE BOARD

JOHN L. RUTH, 46.

     John L. Ruth is the President and a Director of the Company. In April 1999, Lt. Col. John L. Ruth joined the Company. Mr. Ruth has a decorated twenty-two year career in the United States Air Force, with his most recent posting as the Director of Logistics, 72nd Air Base Wing at Tinker AFB in Oklahoma City. Lt. Col. Ruth has directed responsibility for the $7 billion dollar Supply and Equipment accounts at Tinker AFB and held management responsibility for the $200 million dollar annual General Support Division's Stock Fund budget. He has directed oversight of over 500 Tinker AFB civilian and military personnel. Lt. Col. Ruth has received numerous commendations, decorations and awards including the Meritorious Service Medal with two Oak Leaf clusters and the Air Force Commendation Medal with two Oak Leaf clusters. He is a graduate of the Air Command and Staff College. Lt. Col. Ruth earned a Masters degree in Human Relations from the University of Phoenix, Salt Lake City, Utah and a Bachelor's degree in Business Administration/Marketing from Florida State University. Lt. Col. Ruth is married, the father of one daughter and is a well-respected community and church leader.

                            EXPENSES OF SOLICITATION

     The Company will bear the cost of soliciting proxies from its shareholders and have enlisted the help of brokerage houses in soliciting proxies from their customers. The Company will reimburse these institutions for out-of-pocket expenses, if any. In addition to be solicited through the mails, Directors, Officers and Employees of the Company or its subsidiaries may also solicit proxies personally or by telephone. The Company has selected the 227-year-old company, Bowne, the world's largest corporate financial printer, to handle printing and our stockholder's mailing.

                      2003 ANNUAL MEETING OF SHAREHOLDERS

     The 2003 Annual Meeting of Shareholders is scheduled for Saturday, July 26, 2003. The Board is empowered by the by-laws of the Company to change the time of the meeting.

     Proposals of shareholders must be received by the Company no later than December 31, 2002, to be eligible for inclusion under the rules of the SEC in the Company's proxy material for the 2003 Annual Meeting of Shareholders and must comply with such rules.

     Under the Company's by-laws, proposals of shareholders not included in the proxy materials may be presented at the 2003 Annual Meeting of Shareholders only if the Company's Corporate Secretary has been notified of the nature of the proposal and is provided certain additional information at least sixty days but not more than ninety days prior to June 30, 2003, (subject to exceptions if the 2003 Annual Meeting is advanced by more than 30 days and the proposal is a proper one for shareholder action).

     Shareholders wishing to suggest candidates to the Company as possible nominees for Directors may submit names and biographical data to the Corporate Secretary of the Company.

     The Company's by-laws also require that notice of nominations of persons for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, must be received by the Corporate Secretary at least sixty days but not more than ninety days prior to June 30, 2003, (subject to exceptions if the 2003 Annual Meeting of Shareholders is advanced by more than 30 days). The Notice must present certain information concerning the nominees and the shareholders making nominations. The Corporate Secretary must receive a statement of any nominee's consent to serve as a Director if elected.

                                          By Order of the Board of Directors

                                          /s/ JAMES M. ERIKSON
                                          James M. Erikson, Esq.
                                          Corporate Secretary

November 25, 2002

PRESS RELEASE Tuesday, November 19, 2002

OKLAHOMA CITY (BUSINESS WIRE) November 19, 2002 -- Cole Computer Corporation
OTCB: COLV NEWS ("Company" "Cole" or "Cole Computer ").

COLE COMPUTER CORPORATION ANNOUNCES THE GRAND OPENING OF A NEW RETAIL STORE WITH THE RELOCATION OF CORPORATE HEADQUARTERS

     Cole Computer Corporation, an Oklahoma City based technological company, announces the grand opening of a new retail store with the closing of a warehouse operation and the relocation of corporate headquarters. The new establishment is located at 5577 Northwest Expressway, Oklahoma City, Oklahoma, and the grand opening is scheduled to begin at 9:00 a.m. November 23, 2002. The "White Box" system builder has contracted for substantial advertising including billboard, radio and television ads already up and airing in the Oklahoma market. There is excellent visibility for the new establishment from one of Oklahoma City's major thorough fares, and the Northwest Expressway location will serve as a showroom for the company's nationally recognized computer systems and components.

     "The new store has been open since November 1, 2002, and will serve as a model for Cole's twelve retail operations and for those stores that are to follow in the future," said John Ruth, President of Cole. Ruth also extends an invitation to everyone who can attend to come by anytime Saturday and see the "new and improved" Cole.

     Cole Computer entered into a just-in-time product distribution agreement October 15, 2002; with the closing of its former Metropolitan headquarter warehouse operation and with the opening of the Expressway location. The warehouse closing and distribution agreement allows the system builder to have product delivered direct to retail outlets rather than routing through a warehouse saving time and costs for both the company and customers.

     Dr. S.F. Hartley Chairman of the Board was quoted as saying, "For the last several months, Cole has been involved with the implementation of cost reductions in a number of areas. The most significant being the warehouse closing followed by the just-in-time distribution and the implementation of a new sales personnel compensation plan."

     According to Dyon Tang, Cole Chief Executive Officer, the company hopes to complete store upgrades and continue remodeling on an ongoing basis. "Cole is upgrading and remodeling the stores to improve customer service and Cole's look. The new store is customer friendly, and the just-in-time distribution will save the company approximately five hundred thousand ($500,000) dollars in annual costs. The warehouse reorganization and the future store remodeling will put the company in a better position to be more successful for the future," said Tang.

     Cole Computer Corporation is a domestic technological company providing a thorough combination of the latest computer hardware, the leading computer software and the latest peripherals in use today. Cole utilizes a practical application of knowledge combined with a local customized approach to build direct consumer relationships while specializing in personally designed computer systems. The company offers the most reasonable cost available to consumers by distributing through a drop-ship arrangement with suppliers including its own nationally recognized supplier DIT Incorporated. Cole Computer utilizes components from national suppliers such as Intel, Western Digital Maxtor, Gold Star, Sony, AMD American Micro Devices, Creative Labs, Gigabyte and DIT Incorporated offering service through twelve retail store locations throughout Oklahoma, Texas and Arkansas. For further information visit Cole's website at http://www.okcmasters.com and http://www.colecomputer.net.

     The statements made in this press release are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expectations due to circumstances. Actual results may differ materially from those expectations due to changes in global politics, economics, business, competitors, competition markets and regulatory factors.
---------------------------------------------------------
Contact:
John L. Ruth, President
Cole Computer Corporation
(405) 721-7600 Phone
(405) 721-7610 Fax
john.ruth@colecomputer.net

                           COLE COMPUTER CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

               THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                 JULY 27, 2002 RESCHEDULED TO DECEMBER 14, 2002

   The undersigned hereby constitutes and appoints the following individual(s) and he/she or each of them his/her true and lawful agent(s) and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Stockholders of Cole Computer Corporation to be held at LaQuinta Inn and Suites, 4829 Northwest Expressway, Oklahoma City, OK 73132, 405-773-5575, on Saturday, December 14, 2002, at 11:00 a.m. Central
   time and at any adjournments thereof, on all matters coming before said meeting.

1.   Election of Director.                            Nominee:                    [ ] For                 [ ] Withheld

                                                    John L. Ruth               (To withhold vote for individual nominee
                                                                                        write that name below)


-----------------------------------------------------------------------------------------------------------------------------



2.   Ratification of appointment of independent public            [ ] For          [ ] Against      [ ] Abstain
     accountants.


3.   In their discretion, upon other matters as they may properly come before the meeting.


     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THESE PROPOSALS.

                (Continued and to be signed on the other side.)

                         (Continued from other side.)

   The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said attorneys and proxies may do by virtue hereof.

   You are encouraged to specify your choices by marking the appropriate boxes, (see reverse side), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons named on the reverse side as agents and proxies cannot vote your shares unless you sign and return this card. If you do not select an individual to vote your shares they will be voted by the Chairman of the Board provided this card is signed.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

                                             PLEASE MARK, SIGN AND RETURN
                                             PROMPTLY using the enclosed
                                             envelope. Executors,
                                             administrators, trustees, etc.
                                             should give a title as such.
                                             If the signer is a
                                             corporation, please sign full
                                             corporate name by duly
                                             authorized officer.

                                             Signature:
                                             ------------------------------

                                             Signature [if joint]
                                             ------------------------------

                                             Title [if required]
                                             ------------------------------

                                             Corporation [if required]

 -------------------------------------------------------------------------------

                                             Dated this __________________
                                             day of __________________,
                                             2002.